Explanatory Note

       WayBetter, Inc.has prepared this Form 1-A/A solely for the purpose of filing Exhibit 4.

INDEX TO EXHIBITS

Exhibit 1. Placement Agreement with North Capital Private Securities Corporation**

Exhibit 2.1 Form of Amended and Restated Certificate of Incorporation**

Exhibit 2.2 Bylaws**

Exhibit 3.1 Amended and Restated Investors' Rights Agreement**

Exhibit 3.2 Amended and Restated Right of First Refusal and Co-sale Agreement**

Exhibit 4. Subscription Agreement

Exhibit 5. Form of Voting Agreement**

Exhibit 6.1 Form of Employment Agreement**

Exhibit 11. Consent of Auditor

Exhibit 12. Attorney opinion on legality of the offering**

Exhibit 13. "Testing the waters" materials**

Exhibit 15. Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)**
** Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 26, 2016.

WayBetter, Inc.
/s/ James Rosen
By James Rosen, Chief Executive Officer of
WayBetter, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James Rosen
James Rosen, Chief Executive Officer and Chairman of the Board
Date: February 26, 2016

/s/ Matthew Daniel
Matthew Daniel, Chief Financial Officer
Date: February 26, 2016

/s/ Amy Prager-Taylor
Amy Prager-Taylor, Chief Accounting Officer
Date: February 26, 2016

/s/ Randy Nicolau
Randy Nicolau, Director
Date: February 26, 2016

/s/ Patrick George
Patrick George, Director
Date: February 26, 2016